UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 29, 2009

GCI, Inc.
(Exact name of registrant as specified in its charter)

State of Alaska	000-05890	91-1820757
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Denali Street, Suite 1000, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure

On October 29, 2009, General Communication, Inc., of which GCI, Inc. is a wholly-owned subsidiary, issued a press release announcing that GCI, Inc. priced an offering, pursuant to an exemption under the Securities Act of 1933, as amended, of $425 million in aggregate principal amount of senior notes due 2019.  The net proceeds of the offering will be used to retire all outstanding amounts under its existing senior secured credit facility and the remainder will be used for general corporate purposes.

This Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.            Description

99.1                      Press Release dated October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCI, INC.
(Registrant)

Date: October 29, 2009	By:	/s/ John M. Lowber
Name: John M. Lowber
Title: Secretary, Treasurer and Director
(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.            Description

99.1                      Press Release dated October 29, 2009.